Exhibit 99.2

Jan Rowinski, age 55.  Mr. Rowinski was elected to the Board of Directors of HEC Canada on April 29, 2008 to fill a vacancy created by the death of Dr. Tapan Bose.  Mr. Rowinski is the Founder and President / CEO of the CSI GROUP AE, a corporate development and management consulting firm specializing in Business Development, Corporate Strategy, M&A, Financing, and Performance Improvement.  He is the founder or co-founder of a number of other companies, including GPS Latitude, a provider of security solutions and tracking for mobile assets; Micro Slate Inc. a leader and pioneer in design and manufacture of patented, rugged mobile / wireless pen tablets, handheld and notebook computers; and JYL Logic Inc. a developer and manufacturer of multilingual computers, instrumentation, multiplexers and peripherals.  Mr. Rowinski is a Lecturer / Chair in numerous conferences regarding Technology and Mobile / Wireless Computing.  He is also a member of the Canadian Security Association (CANASA). He is a member of the professional team with BayStream Ventures Inc.  Mr. Rowinski holds an MBA degree from McGill University, B.Sc. in Mathematics, and an Electrical Engineering (DEC). Mr. Rowinski currently resides in Montréal, Canada.